NEWS RELEASE

FOR IMMEDIATE RELEASE

AMERICAN STANDARD EXTENDS TENURE OF CEO FRED POSES
THROUGH DECEMBER 2007

     Piscataway, N.J. – Oct. 7, 2004 – American Standard Companies Inc. (NYSE: ASD) today announced that its Board of Directors has voted to extend the employment agreement of Chairman and CEO Fred Poses for one year through December 2007. On October 7, 1999, the Board elected Poses as chairman and CEO and, in 2002, extended his tenure to December 2006.

     Poses will reach 65, the company’s mandatory retirement age, in September 2007.

American Standard is an $8.6 billion global manufacturer with market leading positions in three businesses: air conditioning systems and service, sold under the Trane® and American Standard® brands for commercial, institutional and residential buildings; bath and kitchen products, sold under such brands as American Standard® and Ideal Standard®; and vehicle control systems, including electronic braking and air suspension systems, sold under the WABCO® name to the world’s leading manufacturers of heavy-duty trucks, buses, SUVs and luxury cars. The company employs approximately 60,000 people and has manufacturing operations in 29 countries. American Standard is included in the S&P 500.

For more information, reporters may contact:
American Standard — Lisa Glover, 732 980-6048, lglover@americanstandard.com, or Shelly London, 732 980-6175, slondon@americanstandard.com

For more information, investors and financial analysts may contact:
Bruce Fisher, 732 980-6095, bfisher@americanstandard.com

Copyright © 2004 American Standard Inc.